Exhibit 99.1

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 1 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Company Overview September 2023

Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law All statements other than statements of historical fact contained in this presentation are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "could," "will," "would," "should," "expect," "plan,", "anticipate," "believe," "estimate," "intend," "predict," "seek," "contemplate," "project," "continue," "potential," "ongoing," "prospects," "outlook," "goal" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, statements with respect to: Eagle Pharmaceuticals, Inc.'s ("Eagle" or the "Company") ability to achieve earnings growth and support research and development, and its capability for further expansion and improve margin and contribution of key products; expectations with respect to the Company's financial results, including projected estimated financial information, and expectations with respect to anticipated future product revenue and profits for fiscal year 2023; expectations with respect to potential exit run rates, revenues, market share, commercial opportunity, expected pricing of drugs and future royalties; expectations with respect to Enalare, including any potential further investments by Eagle in Enalare, the potential exercise of Eagle's option to acquire the outstanding shares of Enalare upon the achievement of certain milestones, Enalare's development programs and expectations with respect to the achievement of milestones by Enalare, including the timing thereof; the Company's development programs, products and pipeline; the potential for the Company to transition into a diversified pharmaceutical company with a portfolio of branded, first-in-class assets and to utilize legacy products; the Company's clinical development plan for its product candidates, including the number and timing of development initiatives or new indications for the Company's product candidates; the development of, potential therapeutic and economic benefits of and expected regulatory activities and matters with respect to the product candidates of the Company and Enalare; potential commercial opportunities, addressable markets, patient populations and settings for the Company's and Enalare's products and product candidates; CAL02's ability to neutralize virulence factors produced by bacteria that are commonly associated severe pneumonia; the potential of CAL02 to be a first-in-class broad-spectrum anti-virulence agent for the treatment of severe community-acquired bacterial pneumonia; the Company's expectations for the design and timing of the CAL02 Phase 2 study, including with respect to enrollment and the timing thereof; the potential of landiolol's to provide short-term reduction of ventricular rate in patients with supraventricular tachycardia, including atrial fibrillation and atrial flutter and potential for regulatory approval; the timeline for the fentanyl toxicology study, initiation of Phase 2 enrollment and availability of Phase 2 topline data for ENA-001 in post-op respiratory depression; the Company and Enalare's expectations for the design, enrollment and timing of the planned Phase 1 community drug overdose study for ENA-001; the design of future animal studies and clinical pathway for ENA-001 for apnea of prematurity; the Company's marketing, product development, partnering and growth strategy, including relating to the commercialization of Barhemsys and Byfavo and its other products; expectations with respect to the Company's ability to potentially acquire additional assets; the timing, scope or likelihood and timing of regulatory filings and approvals from the U.S. Food and Drug Administration ("FDA") for product candidates and the ability to maintain regulatory approval of products and product candidates; clinical development plans for product candidates; the success of the Company's collaborations with its strategic partners and the timing and results of these partners' preclinical studies and clinical trials, and the Company's potential earnings potential through such collaborations; the Company's plans and ability to advance the product candidate in its pipeline; potential opportunities for, and the Company's ability to complete acquisitions or business development transactions, in a timely manner, on favorable terms to the Company, or at all; the sufficiency of the Company's cash flows and capital resources and expectations with respect to deployment of cash resources; and the Company's ability to achieve expected future financial performance and results. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company's control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Such risks and uncertainties include, but are not limited to: the risk that the anticipated benefits of the Company's acquisition of Acacia are not realized; the impacts of the post- COVID-19 environment and geopolitical factors such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy or other events on the Company's business, financial condition and results of operations; macroeconomic conditions, including rising inflation and interest rates, uncertain credit and financial markets and recent and potential disruptions in banking systems; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; the rate and degree of market acceptance of our products; delay in or failure to obtain regulatory approval of the Company's or its partners' product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; our expectations regarding anticipated future costs, operating expenses and capital requirements; any unanticipated factors in addition to the foregoing that may impact the Company's financial and business projections and guidance that may cause the Company's actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the "SEC") on March 23, 2023, and its other subsequent filings with the SEC, including the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 9, 2023 and August 8, 2023, respectively. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this presentation speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This presentation includes statistical and other industry and market data that the Company obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company believes these industry publications and third-party research, surveys and studies are reliable, the Company has not independently verified such data. The industry in which the Company operates is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by the Company.

EAGLE PHARMACEUTICALS
© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.
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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 3 Eagle Pharmaceuticals: A Diversified Pharmaceutical Company with Significant Opportunities for Growth Substantial potential for further expansion Maintaining market share for bendamustine franchise Share of the commercial U.S. pemetrexed market has more than tripled since the end of 2022 Growing revenues for BARHEMSYS ® (PONV) and BYFAVO ® (procedural sedation) EA - 114, metastatic breast cancer product candidate represents significant potential growth opportunity; NDA submission expected in 2024 Other product candidates include CAL02 (SCABP) and Enalare’s ENA - 001 (respiratory depression) Using cash flow from legacy products to fund R&D for branded pipeline; capacity to acquire marketed assets

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 4 Eagle Pharmaceuticals: Strong Financial Position Q2 2023 revenue of $64.6M and adjusted non - GAAP EBITDA of $20.7M † Gross margin of 74% and adjusted non - GAAP gross margin of 83% * † Oncology gross margin of 80% and adjusted non - GAAP gross margin of 84% * † Working Capital of $100.6M † Cash + Receivables = $130.5M † 13.2M shares outstanding on a fully diluted basis † *For a description and reconciliation of all non - GAAP financial measure to its most comparable GAAP financial measure, please see the appendix at the end of this presentation. †For the quarter ended 6/30/2023 ‡Diluted adjusted non - GAAP earnings per share, is a non - GAAP financial measures. For descriptions and reconciliations of these non - GAAP financial measures to their most comparable GAAP financial measures, please see the appendix at the end of this presentation. Raised 2023 diluted adjusted non - GAAP EPS guidance to $4.40 - $4.70 ‡ Resumed stock buybacks of $4.0M to date in 2023 under share repurchase program

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 5 EA - 114 Product Candidate Provides Exciting Growth Opportunity; Eagle Plans to File NDA in 2024 1. IQVIA SMART – US Edition Monthly. ● Estrogen receptor antagonist used in the treatment of metastatic breast cancer in post - menopausal women ● Positive Type - C meeting with FDA: agreed on a path forward to advance its clinical development ● If approved for all uses, EA - 114 would allow physicians to provide a more personalized treatment regimen to all patients, including specific sub - populations, which collectively represent approximately 50% of the total patient population ● Anticipated to be approved as a monotherapy and for use in combination with CDK4/6 inhibitors as described in the approved labeling for Faslodex® ● According to IQVIA 1 , adjunct products have had sales of $7 billion in the 12 months ended 6/30/23 and grew by 27% over the prior 12 - month period ● Patent application filed; pursuing a robust patent portfolio (potentially Orange Book listed if label for subpopulations is approved); potentially eligible for a unique J - code from CMS under the current regulatory framework

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 6 6 Earnings Timeline – Actuals and Guidance 2020 2021 2022 Previous 2023E Range Revised 2023E Range 2 Adjusted EBITDA (US$M) 1 $64.7 $28.2 $132.1 $74.0 - $80.0 $78.0 - $84.0 Diluted Adjusted Non - GAAP EPS 1 $3.54 $1.68 $7.79 $4.20 - $4.53 $4.40 - $4.70 Adjusted EBITDA Multiple 1,3 10x 24x 3x 3x 3x 3 - Year CAGR (Diluted Adjusted Non - GAAP EPS) -- -- -- 6% - 9% 8% - 10% 1. Adjusted EBITDA, diluted adjusted non - GAAP earnings per share, adjusted EBITDA multiple, and diluted adjusted non - GAAP earnings per share CAGR are non - GAAP financial measures. For descriptions and reconciliations of these non - GAAP financial measures to the ir most comparable GAAP financial measures, please see the appendix at the end of this presentation. 2. Expected 2023 Adjusted EBITDA and Adjusted non - GAAP EPS and related measures based on internal estimates. 3. Adjusted EBITDA multiple is calculated as Eagle’s market capitalization divided by Adjusted EBITDA for the corresponding 12 - mont h period using y ear end share price 2020 - 2022, 30 - day moving average 8/2 1/2023. Key Financial Metrics: Strong Performance and Raised Guidance

Oncology & Acute Care Contribution (US$M)

1H 2023 Revenue	Acute Care	Oncology	Unallocated	Total
Bendeka		39.4		39.4
Treakisym		2.3		2.3
Royalty revenue	**0.0**	**41.7**	**0.0**	**41.7**
Pemfexy		42.3		42.3
Ryanodex	18.9			18.9
Belrapzo		13.2		13.2
Bendeka		6.2		6.2
Vasopressin	4.5			4.5
Treakisym		2.1		2.1
Barhemsys	1.7			1.7
Byfavo	0.4			0.4
Product sales, net	**25.5**	**63.8**	**0.0**	**89.3**
Total Revenue	**25.5**	**105.5**	**0.0**	**131.0**
1H 2023 Profit	**Acute Care**	**Oncology**	**Unallocated**	**Total**
Gross Profit	11.5	85.3	0	96.8
Gross Margin %	*45%*	*81%*	--	*74%*
Adjusted Non-GAAP Gross Profit(1)	19.4	89.0	0	108.4
Adjusted nonGAAP Gross Margin %	*76%*	*84%*	--	*83%*
Operating Expense Allocation Est	**Acute Care(2)**	**Oncology(3)**	**Unallocated**	**Total**
Research & Development	8.7	1.0	9.4	19.1
Research & Development - Non-GAAP(1)	8.7	1.0	8.0	17.8
Selling, general and administrative	16.5	5.3	33.8	55.6
Selling, general and administrative - Non-GAAP(1)	16.0	5.1	26.6	47.6
Adjusted Non-GAAP EBITDA Contribution Est(4)	**-5.2**	**82.9**	**-34.6**	**43.0**

1. *Adjusted non-GAAP EBITDA, adjusted non-GAAP Gross Profit, adjusted non-GAAP R&D expense and adjusted non-GAAP SG&A expense are non-GAAP financial measures. For descriptions and reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures, please see the appendix at the end of this presentation.*
2. *Acute care and oncology R&D expense and non-GAAP R&D expense allocation estimates includes directly allocable expense paid to 3rd parties related to specific product candidates and products. These allocations are estimates made by company.*
3. *Acute care and oncology SG&A expense and non-GAAP SG&A expense allocation estimates includes directly allocable expense paid to 3rd parties related to the commercialization of specific products and the estimated allocation of sales force and marketing headcount expense at approximately 70% to acute care and 30% to oncology. These allocations are estimates made by company.*
4. *Adjusted non-GAAP EBITDA contribution estimate is calculated by subtracting non-GAAP R&D and non-GAAP SG&A expense from Adjusted non-GAAP Gross Profit.*

EAGLE PHARMACEUTICALS

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 8 8 Eagle Growth Continues with More Diversified Revenue Streams 2023 Expectations 21% 16% 15% 8% 19% 20% 57% 55% 79% 84% 85% 92% 81% 80% 43% 45% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2016 2017 2018 2019 2020 2021 2022 1H2023 Other Revenue Sources US Bendamustine Revenue • Growing revenues for BARHEMSYS ® and BYFAVO ® • Continued strength in Pemfexy sales • Market share retention for BENDEKA ® and BELRAPZO ® • Pipeline further enhances opportunities for growth Entered 2023 with momentum from outstanding 2022 performance

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 9 Growth primarily driven by Eagle’s experienced commercial team and access in the hospital space An estimated 19,000 patients 1 were dosed with Barhemsys or Byfavo during the second quarter of 2023 275 health care facilities purchased the products out of a total targeted market of approximately 4,000. 1 BARHEMSYS and BYFAVO Momentum Continues $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q4 2022 Q1 2023 Q2 2023 Net Sales (in thousands) Barhemsys Byfavo 30% sequential growth for the last two quarters Byfavo received its unique J - code in May Barhemsys pass - through status received in Q3 Opportunity to increase market share; robust demand continues 1. Data on file

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 10 Eagle’s Business Development Strategy and Select Capital Spend Value OpEx Size Portfolio x Pursuing accretive acquisition opportunities x Leverage infrastructure x Opportunity for synergies / expense reductions x Potentially a ble to finance with balance sheet or supplement with additional debt financing x Quickly pay down debt x Targeting one or two product company * Total purchase price of €94.7 million in equity and €25 million in debt **Direct R&D includes expenditures to 3rd parties directly allocable to the products; does not include an allocation of internal expense, such as headcount and facilities costs $38 $130 $25 $0 $50 $100 $150 $200 $250 2022 - 2023 Capital Spend ($ millions) Enalare equity stake & option to acquire Acacia shares + debt* Direct R&D for EA-114 & CAL02**

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 11 Eagle Product Portfolio Is Supported by 80 - Person Commercial Team RYANODEX ® For treatment of malignant hyperthermia BARHEMSYS ® For prevention of PONV*, and treatment of PONV in patients who received antiemetic prophylaxis with an agent of a different class or have not received prophylaxis BYFAVO ® For the induction and maintenance of procedural sedation in adults undergoing procedures lasting 30 minutes or less Acute Care Hospital ONCOLOGY BENDEKA ® BELRAPZO ® Treatment of chronic lymphocytic leukemia (CLL) and non - Hodgkin lymphoma (NHL) Treatment of nonsquamous non - small cell lung cancer and mesothelioma PEMFEXY ®† * PONV Post operative nausea and vomiting †Launched 2/1/22 ‡Eagle’s bendamustine franchise TREAKISYM ® Japan ‡ Treatment of CLL, NHL and diffuse large B - cell lymphoma (DLBCL) Rapid infusion (RI) (50ml) liquid formulation approved and launched in 2022

CAL02 Has the Potential to Elevate the SOC for SCABP Without Contributing to Antibiotic Resistance

- **CAL02[1] is a novel first-in-class broad-spectrum anti-virulence agent** being developed for the treatment of severe community-acquired bacterial pneumonia
- **Global Phase 2 study underway**
  - Approx. 276 patients expected
  - Approx. 100 centers in 22 countries expected
- **FDA granted Qualified Infectious Disease Product (QIDP) Designation and Fast Track Designation** Eagle believes CAL02 qualifies as a new chemical entity, which would result in five years of marketing exclusivity upon approval or three years without NCE designation. In total, CAL02 may be eligible for a total of eight or ten years of marketing exclusivity upon approval.
- **Patent protection through September 2035**, with filed patent applications that would extend into 2037 or later and may qualify for up to five additional years of patent term exclusivity as a new chemical entity, up to 2040
- **Interim analyses:** Depending upon recruitment rates, Eagle anticipates having its 50% interim report around the first half of 2024



Using cash flow from legacy products to fund R&D for branded pipeline
Capacity to acquire marketed assets

1. Eagle Pharmaceuticals. Press Release, November 14, 2022. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-fda-acceptance-investigational.

EAGLE PHARMACEUTICALS

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 13 ENA - 001: An NCE with a Unique Mechanism of Action for Acute Respiratory Depression ● ENA - 001 1 is an investigational new chemical entity being developed by Enalare as an agnostic respiratory stimulant for multiple patient populations experiencing respiratory depression ● Post - op respiratory depression (Fast - Track status) ‒ Enalare commenced fentanyl tox study ~ in early 2023 ‒ Expect to start Phase 2 enrollment ~ as early as 3Q23 ● Community Drug Overdose (BARDA and NIH funding) ‒ Executing toxicology studies with intramuscular formulation (IM) ‒ Expect Phase 1 enrollment as soon as mid - year 2023 ● Apnea of Prematurity (Rare Pediatric Disease and Orphan Drug designations) ‒ Completed animal proof of concept ‒ Designing next set of animal studies and clinical pathway Using cash flow from legacy products to fund R&D for branded pipeline Capacity to acquire marketed assets 1. In August 2022, Eagle acquired a 17% equity stake in Enalare , with an option to purchase the remaining shares of Enalare .

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 14 14 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Financial Appendix

Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains non-GAAP financial measures, including adjusted non-GAAP net income, adjusted non-GAAP EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple, non-GAAP gross margin, and adjusted non-GAAP gross profit. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income and related earnings per share information excludes amortization expense, stock-based compensation expense, depreciation expense, severance expense, non-cash interest expense, fair value adjustments on equity investment, fair value adjustments related to derivative instruments, foreign currency exchange gain or loss, gain on Euro debt, amortization of inventory step-up, acquisition related costs, legal settlement, convertible promissory note related adjustments, debt issuance costs, and the tax effect of these adjustments.

Adjusted non-GAAP EBITDA excludes interest expense net of interest income, income tax provision, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on equity investment, convertible promissory note related adjustments, fair value adjustments related to derivative instruments, foreign currency exchange gain or loss, gain on Euro debt, legal settlement, acquisition related costs, debt issuance costs, and severance expense.

Adjusted EBITDA multiple is calculated as Eagle's market capitalization divided by adjusted EBITDA for the corresponding 12-month period.

Adjusted non-GAAP gross profit excludes amortization expense and amortization of inventory step-up.

Adjusted non-GAAP R&D expense excludes stock-based compensation expense, depreciation expense and severance expense.

Adjusted non-GAAP SG&A expense excludes stock-based compensation expense, depreciation expense, severance expense, acquisition related costs, and legal settlement.

The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company's baseline performance before items that are considered by the Company not to be reflective of the Company's ongoing results. See the reconciliation tables in this Financial Appendix of this presentation for details of the amounts excluded and included to arrive at certain of the non-GAAP financial measures.

Investors should note that reconciliations of the forward-looking or projected non-GAAP financial measures included in this presentation to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate the reconciling items and the variability, complexity, and limited visibility of comparable GAAP measures, and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Likewise, the Company is unable to provide projected GAAP financial measures. GAAP projections and reconciliations of the components of projected adjusted non-GAAP EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR to their most comparable GAAP financial measures are not provided because the quantification of projected GAAP net income, GAAP earnings per share, and GAAP earnings per share CAGR and the reconciling items between projected GAAP to projected adjusted non-GAAP EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, with respect to GAAP net income and R&D Expense, the Company is not able to calculate the favorable or unfavorable expenses related to the fair value adjustments on equity investments and derivative instruments primarily due to nature of these transactions. Such unavailable information could be significant such that actual GAAP net income, GAAP earnings per share and GAAP earnings per share CAGR would vary significantly from projected adjusted non-GAAP EBITDA, adjusted non-GAAP earnings per share, adjusted EBITDA multiple and adjusted non-GAAP earnings per share CAGR.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. For example, commencing in 2023, the Company no longer excludes expense of acquired in-process research & development from the Company's adjusted non-GAAP net income or adjusted non-GAAP EBITDA, their line item components, and non-GAAP earnings per share. For purposes of comparability, non-GAAP adjusted financial measures for the three and six months ended June 30, 2022 have been updated to reflect this change. Accordingly, such expenses are not excluded from the Company's non-GAAP financial measures for the three and six months ended June 30, 2023 and 2022, as detailed in the reconciliation tables that follow, or from 2023 non-GAAP adjusted net income and adjusted non-GAAP earnings per share guidance. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

EAGLE PHARMACEUTICALS

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 16 16 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Three Months Six Months Ended Ended 2022 2021 2020 Net income (loss) - GAAP 5,164$ 10,914$ 35,642$ (8,627)$ 11,989$ Add back: Interest expense, net of interest income 1,253 2,557 3,774 1,075 2,015 Income tax provision 4,134 8,615 25,791 4,079 10,688 Depreciation and amortization expense 5,984 11,856 12,570 3,760 3,538 Add back: Stock-based compensation expense 4,192 8,831 16,451 19,555 24,756 Fair value adjustments on equity investment (210) 193 4,457 6,170 5,300 Convertible promissory note related adjustments — — 4,242 758 — Fair value adjustments related to derivative instruments — (77) 7,965 (686) 2,962 Expense related to collaboration with Tyme — — — — 2,500 Foreign currency exchange gain (35) (125) (647) — — Gain on euro debt — — (264) — — Legal Settlement — — 300 — — Aquisition related costs — — 13,122 — — Debt issuance cost — — 258 — — Severance 198 241 8,451 2,084 924 Adjusted Non-GAAP EBITDA 20,680$ 43,005$ 132,112$ 28,168$ 64,672$ EAGLE PHARMACEUTICALS, INC. RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA (UNAUDITED) (In thousands) June 30, 2023 Twelve Months Ended December 31,

EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND ADJUSTED NON-GAAP EARNINGS PER SHARE (UNAUDITED)
(In thousands, except share and per share amounts)

	June 30, 2023		Twelve Months Ended December 31,		
	Three Months Ended	Six Months Ended	2022	2021	2020
Net income (loss) - GAAP	$ 5,164	$ 10,914	$ 35,642	$ (8,627)	$ 11,989
Adjustments:					
Cost of product revenues:					
Amortization expense	5,459	10,901	11,378	1,578	1,046
Amortization of inventory step-up	416	736	546		
Research and development:					
Stock-based compensation expense	527	1,214	2,450	2,682	2,682
Depreciation expense	32	62	167	220	269
Severance	44	44	—	534	—
Selling, general and administrative:					
Stock-based compensation expense	3,665	7,617	14,001	16,873	22,074
Expense related to collaboration with Tyme	—	—	—	—	2,500
Depreciation expense	77	157	479	544	603
Severance	154	197	8,451	1,550	924
Aquisition related costs	—	—	13,122	—	—
Amortization expense	—	—	-	1,418	1,620
Legal settlement	—	—	300	—	—
Debt issuance costs	—	—	258	—	—
Other:					
Non-cash interest expense	115	237	2,078	472	472
Fair value adjustments on equity investment	(210)	193	4,457	6,170	5,300
Convertible promissory note related adjustments	—	—	4,646	610	—
Fair value adjustments related to derivative instruments	-	(77)	7,965	(686)	2,962
Foreign currency exchange gain	(35)	(125)	(647)	—	—
Gain on euro debt	—	—	(264)	—	—
Tax effect of the non-GAAP adjustments	91	(35)	(3,237)	(1,054)	(3,699)
Adjusted non-GAAP net income	$ 15,499	$ 32,035	$ 101,792	$ 22,284	$ 48,742
Adjusted non-GAAP earnings per share:					
Basic	$ 1.18	$ 2.45	$ 7.87	$ 1.71	$ 3.62
Diluted	$ 1.18	$ 2.44	$ 7.79	$ 1.68	$ 3.54
Weighted average number of common shares outstanding:					
Basic	13,090,852	13,075,090	12,933,896	13,051,095	13,481,525
Diluted	13,154,599	13,151,107	13,065,494	13,265,181	13,771,393

EAGLE PHARMACEUTICALS

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

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EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED NON-GAAP GROSS PROFIT (UNAUDITED)
(In thousands)

	June 30, 2023	
	Three Months Ended	Six Months Ended
Revenue:		
Product sales, net	$ 42,993	$ 89,214
Royalty revenue	21,653	41,737
Total Revenue	64,646	130,951
Cost of product sales	16,858	34,158
Gross Profit	$ 47,788	$ 96,793
Adjustments:		
Cost of product revenues:		
Amortization expense	5,459	10,901
Amortization of inventory step-up	416	736
Adjusted Non-GAAP Gross Profit	$ 53,663	$ 108,430

EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP ACUTE CARE GROSS PROFIT TO ADJUSTED ACUTE CARE NON-GAAP GROSS PROFIT (UNAUDITED)
(In thousands)

	June 30, 2023	
	Three Months Ended	Six Months Ended
Revenue:		
RYANODEX®	$ 10,026	$ 18,780
vasopressin	1,017	4,519
BARHEMSYS	945	1,737
BYFAVO	249	375
Acute Care product sales, net	$ 12,237	$ 25,411
Acute Care cost of product sales	6,392	14,012
Acute Care Gross Profit	$ 5,845	$ 11,399
Adjustments:		
Acute Care cost of product revenues:		
Amortization expense	3,592	7,187
Amortization of inventory step-up	416	736
Adjusted Acute Care Non-GAAP Gross Profit	$ 9,853	$ 19,322

EAGLE PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP ONCOLOGY GROSS PROFIT TO ADJUSTED ONCOLOGY NON-GAAP GROSS PROFIT (UNAUDITED)
(In thousands)

	June 30, 2023	
	Three Months Ended	Six Months Ended
Revenue:		
PEMFEXY™	$ 19,400	$ 42,348
BELRAPZO®	6,848	13,198
BENDEKA®	3,780	6,174
TREAKISYM	728	2,083
Oncology product sales, net	$ 30,756	$ 63,803
BENDEKA®	20,485	39,380
TREAKISYM	1,168	2,357
Oncology royalty revenue	$ 21,653	$ 41,737
Oncology Total Revenue	$ 52,409	$ 105,540
Oncology cost of product sales	10,466	20,146
Oncology Gross Profit	$ 41,943	$ 85,394
Adjustments:		
Oncology cost of product revenues:		
Oncology amortization expense	1,867	3,714
Adjusted Oncology Non-GAAP Gross Profit	$ 43,810	$ 89,108

EAGLE PHARMACEUTICALS

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved.

18

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 19 19 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 2023 2022 2023 2022 Research and development - GAAP 9,833$ 11,437$ 19,105$ 17,545$ Add back: Stock-based compensation expense 527 601 1,214 1,244 Depreciation expense 32 44 62 92 Severance 44 — 44 — Research and development - Non-GAAP 9,230$ 10,792$ 17,785$ 16,209$ 2023 2022 2023 2022 Selling, general and administrative - GAAP 27,651$ 36,832$ 55,611$ 59,014$ Add back: Stock-based compensation expense 3,665 3,899 7,617 7,551 Depreciation expense 77 124 157 253 Severance 154 7,742 197 7,791 Acquisition related costs — 9,849 — 11,339 Legal settlement — — — 300 Selling, general and administrative - Non-GAAP 23,755$ 15,218$ 47,640$ 31,780$ Three Months Ended June 30, Six Months Ended June 30, Six Months Ended June 30, EAGLE PHARMACEUTICALS, INC. RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT AND SELLING, GENERAL AND ADMINISTRATIVE TO ADJUSTED NON-GAAP RESEARCH AND DEVELOPMENT AND SELLING, GENERAL AND ADMINISTRATIVE (UNAUDITED) (In thousands) Three Months Ended June 30,

© 2023 Eagle Pharmaceuticals, Inc. All rights reserved. 20 © 2023 Eagle Pharmaceuticals, Inc. All rights reserved. Thank You!